UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RED HAT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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RED HAT, INC.

1801 Varsity Drive

Raleigh, North Carolina 27606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 17, 2006

The Annual Meeting of Stockholders of Red Hat, Inc. (the “Company”) will be held at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina 27606, on Thursday, August 17, 2006, 11:00 a.m. local time, to consider and act upon each of the following matters:

1.	To elect two members to the Board of Directors, each to serve for a three-year term as a Class I Director;
2.	To ratify the selection of the firm of PricewaterhouseCoopers LLP as independent registered public accountants for the fiscal year ending February 28, 2007;
3.	To approve the Company’s 2006 Performance Compensation Plan;
4.	To approve an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan; and
5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on June 20, 2006, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina 27606, during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order of the Board of Directors

Michael R. Cunningham Secretary

Raleigh, North Carolina

June 27, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

RED HAT, INC.

1801 Varsity Drive

Raleigh, North Carolina 27606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 17, 2006

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Red Hat, Inc. (“Red Hat” or the “Company”) for use at the Annual Meeting of Stockholders to be held at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina 27606, on Thursday, August 17, 2006 at 11:00 a.m. local time and at any adjournments or postponements thereof (the “Annual Meeting”). All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in accordance with the Board of Directors’ recommendations. Any proxy may be revoked by a stockholder of record at any time before its exercise by: (i) delivering a written revocation or a later dated proxy to the President or Secretary of the Company; or (ii) attending the Annual Meeting and voting in person.

Only stockholders of record as of the close of business on June 20, 2006, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. As of June 20, 2006, there were an aggregate of 190,654,078 shares of common stock, par value $.0001 per share (“Common Stock”), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

The Board of Directors knows of no matter to be presented at the Annual Meeting other than those matters specified in the Notice of Annual Meeting of Stockholders. If any other matter, upon which a vote may properly be taken, should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

The Company’s Annual Report containing its audited financial statements for the fiscal year ended February 28, 2006 is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy card will be first mailed to stockholders on or about July 7, 2006.

Voting Procedures

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions, are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and voting on the election of directors at the Annual Meeting will be elected as Class I Directors for a three-year term. Shares represented by proxies received by the Board of Directors and not marked to withhold authority to vote for a nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee or abstains from voting, such stockholder’s shares will not be counted toward the nominee’s achievement of a plurality. Broker non-votes, if any, will also not be counted toward the nominee’s achievement of a plurality.

Other Matters.    The affirmative vote of the majority of shares present, in person or represented by proxy, and voting is required for approval of all other matters being submitted to the stockholders at the Annual Meeting. Abstentions are not considered to have been voted for a matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Broker non-votes, if any, will have no effect on the achievement of a majority. If any matter to be voted upon that is not discussed in this Proxy Statement is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

Expenses of Solicitation of Proxies

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Proxy Statement and the proxy card. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. The Company has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee of $12,000, plus reimbursable expenses. Certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 28, 2006 (unless otherwise indicated), certain information regarding beneficial ownership of the Company’s Common Stock by (i) each person who is known to beneficially own more than 5% of the outstanding Common Stock (“5% Stockholder”), (ii) each director of the Company, (iii) each Named Officer (as defined below under “Executive Compensation”) and (iv) all directors and executive officers of the Company as a group.

The number of shares of Common Stock beneficially owned by each 5% Stockholder, director or Named Officer is determined under rules of the Securities and Exchange Commission (“SEC”). Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of Common Stock which the individual had the right to acquire on or before June 27, 2006 through the exercise of options or through deferred stock units. Any reference in the footnotes to this table to shares subject to options or deferred stock units refers only to such options and deferred stock units underlying Common Stock which the individual had the right to acquire on or before June 27, 2006. As of April 28, 2006, the Company had 183,896,682 shares of Common Stock outstanding. For purposes of computing the percentage and amount of outstanding shares of Common Stock held by each person or entity, any shares which that person or entity had the right to acquire on or before June 27, 2006 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
FMR Corporation (3) 82 Devonshire Street Boston, MA 02109	5% Stockholder	26,542,335	14.43%

Wellington Management Company, LLP (4) 75 State Street Boston, MA 02109	5% Stockholder	19,642,304	10.68%

Sands Capital Management (5) 1100 Wilson Blvd Suite 3050 Arlington, VA 22209	5% Stockholder	17,998,433	9.79%

T. Rowe Price (6) 100 East Pratt Street Baltimore, MD 21202	5% Stockholder	13,075,539	7.11%

Matthew J. Szulik (7)	Chairman of the Board, President, Chief Executive Officer and Class II Director	5,806,488	3.07%

William S. Kaiser (8)	Class III Director and Lead Director	885,594	*

Joanne Rohde (9)	Executive Vice President, Worldwide Operations	262,500	*

Charles E. Peters, Jr. (10)	Executive Vice President and Chief Financial Officer	152,226	*

Paul J. Cormier (11)	Executive Vice President, Engineering	120,625	*

Marye Anne Fox (12)	Class I Director	88,607	*

W. Steve Albrecht (13)	Class I Director	48,767	*

Gen. H. Hugh Shelton, U.S. Army Retired (14)	Class II Director	47,268	*

Alex Pinchev (15)	Executive Vice President, Worldwide Sales	36,875	*

Eugene J. McDonald (16)	Class II Director	31,666	*

Edward R. Kozel (17)	Class III Director	26,666	*

Narendra K. Gupta	Class III Director	—	*

All executive officers and directors as a group (13 persons) (18)		7,610,232	4.01%

*	Less than one percent of the outstanding Common Stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.

(2)	The persons named in the table have sole voting and investment power (or shares such power with his or her spouse) with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion herein of any shares of Common Stock does not constitute an admission of direct or indirect beneficial ownership of those shares.
(3)	Based on Schedule 13G/A filed with the SEC on February 14, 2006.
(4)	Based on Schedule 13G/A filed with the SEC on February 14, 2006. According to such filing (i) the shares beneficially owned by Wellington Management Company, LLP (“Wellington Management”) are owned of record by clients of Wellington Management, (ii) those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities and (iii) no such client is known to have such right or power with respect to more than five percent of the outstanding Common Stock of the Company.
(5)	Based on Schedule 13G/A filed with the SEC on May 5, 2006.
(6)	Based on Schedule 13G/A filed with the SEC on February 14, 2006.
(7)	Includes 72,000 shares held of record by trusts for the benefit of Mr. Szulik’s children. Mr. Szulik disclaims beneficial ownership of these shares. Also includes 16,473 shares held of record by the Matthew J. Szulik Grantor Retained Annuity Trust dated May 26, 1999. Also includes 3,602,139 shares of Common Stock issuable upon exercise of stock options and 1,500,000 shares of Common Stock issuable upon exercise of options under restricted stock agreements.
(8)	Includes 70,112 shares held of record by Greylock X GP Limited Partnership and Greylock X-A Limited Partnership (the “Greylock Partnerships”). Mr. Kaiser, a general partner of the Greylock Partnerships, disclaims beneficial ownership of these shares except as to his proportionate partnership interest in these partnerships. Also includes 115,000 shares of Common Stock issuable upon exercise of stock options.
(9)	Includes 262,500 shares of Common Stock issuable upon exercise of stock options.
(10)	Includes 119,375 shares of Common Stock issuable upon exercise of stock options and 32,851 shares of restricted stock vesting over four years from the date of grant.
(11)	Includes 120,625 shares of Common Stock issuable upon exercise of stock options.
(12)	Includes 86,457 shares of Common Stock issuable upon exercise of stock options.
(13)	Includes 48,767 shares of Common Stock issuable upon exercise of stock options.
(14)	Includes 41,191 shares of Common Stock issuable upon exercise of stock options and 1,077 shares of Common Stock issuable underlying deferred stock units.
(15)	Includes 6,250 shares of Common Stock issuable upon exercise of stock options and 30,625 shares of restricted stock vesting over four years from the date of grant.
(16)	Includes 31,666 shares of Common Stock issuable upon exercise of stock options.
(17)	Includes 26,666 shares of Common Stock issuable upon exercise of stock options.
(18)	Includes 6,023,136 shares of Common Stock issuable upon exercise of stock options and 103,164 shares of restricted stock vesting over four years from the date of grant.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Members of the Board of Directors

The following is a list of the directors of the Company, their ages as of August 1, 2006 and certain information about their background and family relationships.

W. Steve Albrecht, 59, has served as a director since April 2003. Dr. Albrecht joined the staff of Brigham Young University (“BYU”) in 1977. Currently, he serves as the Associate Dean of the Marriott School of Management and Arthur Andersen Professor at BYU. Prior to becoming Associate Dean, Dr. Albrecht served as the director of the School of Accountancy and Information Systems at BYU for eight years. Dr. Albrecht is a certified public accountant, a certified internal auditor and a certified fraud examiner. Dr. Albrecht also serves on the board of directors of Cypress Semiconductor Corp. (NYSE:CY), a provider of silicon-based products, SkyWest, Inc. (NASDAQ: SKYW), an operator of regional airlines, SunPower Corporation (NASDAQ:SPWR), a provider of solar electric power products, and ICON Health and Fitness, Inc., a home fitness equipment manufacturer.

Narendra K. Gupta, 57, has served as a director since November 2005. In 1980, Dr. Gupta co-founded Integrated Systems Inc. (“ISI”), a provider of products for embedded software development, which went public in 1990. Dr. Gupta served as ISI’s President and CEO from founding until 1994 and as Chairman until 2000. ISI merged with Wind River Systems, Inc. in 2000 and Dr. Gupta has served as Wind River’s Vice Chairman since then. He also served as the interim President/CEO of Wind River from June 2003 to January 2004. Dr. Gupta also serves on the board of directors of Wind River Systems, Inc. (NASDAQ:WIND), a provider of device software optimization solutions, and Tibco Software Inc. (NASDAQ:TIBX), a software company.

Marye Anne Fox, 58, has served as a director since January 2002. Since August 2004, Dr. Fox has served as the Chancellor of the University of California, San Diego. From August 1998 until August 2004, Dr. Fox served as the Chancellor of North Carolina State University. Dr. Fox is an elected member of the National Academy of Sciences and currently serves on the President’s Council of Advisors on Science and Technology and as a board member of the Microelectronics Center of North Carolina. Dr. Fox also serves on the board of directors of PPD, Inc. (NASDAQ:PPDI), a biotechnology development services company, W.R. Grace & Co. (NYSE:GRA), a specialty chemicals and materials company, and Boston Scientific Corporation (NYSE:BSX), a developer, marketer and manufacturer of medical devices.

William S. Kaiser, 50, has served as a director since September 1998. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been one of the general partners of the Greylock Limited Partnerships since January 1988.

Edward R. Kozel, 51, has served as a director since October 2004. Since March 2006, Mr. Kozel has served as Chief Executive Officer of CRight Inc., a peer-to-peer search marketing company. Between December 1999 and January 2004, Mr. Kozel was the managing member of Open Range Ventures, a venture capital firm. Between January 2004 and January 2005, Mr. Kozel was the managing member of Integrated Finance Ltd., and between January 2005 and March 2006 he served as a consultant for Integrated Finance Ltd. Between October 2000 and March 2001, Mr. Kozel was the Chief Technology Officer, Service Provider Line of Business of Cisco Systems, Inc. Mr. Kozel also serves as a director of Reuters Group PLC (NASDAQ:RTRSY), a global information company, Yahoo! Inc. (NASDAQ:YHOO), a web portal and internet services company, Symbol Technologies, Inc. (NYSE:SBL), a provider of enterprise mobility solutions, and Network Appliance, Inc. (NASDAQ:NTAP), a supplier of enterprise storage and data management products and services.

Eugene J. McDonald, 74, has served as a director since August 2000. Since September 2000, Mr. McDonald has served as Executive Vice President and Investment Counsel to Duke University, and since July of 2001 he has served as Principal and Chief Investment Officer of Quellos Private Capital Markets, LLC. He served as Founding President of Duke Management Company, the asset management division of Duke University from 1990-2000.

General H. Hugh Shelton, 64, U.S. Army (Retired), has served as a director since April 2003. From January 2002 until April 2005, General Shelton served as the President, International Operations, for M.I.C. Industries, an international manufacturing company. General Shelton served as the 14th Chairman of the Joint Chiefs of Staff from October 1997 until September 2001. General Shelton also serves on the board of directors of Anheuser-Busch Companies, Inc. (NYSE: BUD), an operator of beer, packaging and entertainment companies.

Matthew J. Szulik, 49, was elected Chairman of the Board of Directors in April 2002, and he has served as the Company’s Chief Executive Officer since November 1999, as President since November 1998 and as a director since April 1999. Mr. Szulik also served as Chief Operating Officer from November 1998 to April 1999. From September 1997 to October 1998, Mr. Szulik served as President of Relativity Technologies, a computer software company. Prior to joining Relativity Technologies, Mr. Szulik served as an executive with Sapiens International and MapInfo Corp.

Corporate Governance

The Company’s Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of, among other considerations, SEC rules and regulations and the listing standards of the NASDAQ Stock Market. This section describes key Corporate Governance Guidelines and practices that the Company has adopted. Complete copies of the Corporate Governance Guidelines, committee charters and Code of Business Conduct and Ethics described below are available on the Company’s website at www.redhat.com. Alternatively, you can request a copy of any of these documents by writing to Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606, Attention: Corporate Secretary.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include, among other things, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors are to meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NASDAQ rules that apply to the Company, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of W. Steve Albrecht, Marye Anne Fox, Narendra K. Gupta, William S. Kaiser, Edward R. Kozel, Eugene J. McDonald or General H. Hugh Shelton has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendance

The Board of Directors met 12 times during the fiscal year ended February 28, 2006, either in person or by teleconference. During the fiscal year ended February 28, 2006, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

The Corporate Governance Guidelines adopted by the Board of Directors provide that directors are expected to attend the annual meeting of stockholders. Each member of the Board of Directors of the Company that was serving on the date of the 2005 annual meeting of stockholders attended the 2005 annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board of Directors. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.redhat.com.

Independence of Committee Members and Audit Committee Financial Expert

The Board of Directors has determined that all of the members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent as defined under the rules of the NASDAQ Stock Market that apply to the Company. In addition, all of the members of the Audit Committee are independent as defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that W. Steve Albrecht is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of the Company’s independent registered public accountants;

•	overseeing the work of the Company’s independent registered public accountants, including through the receipt and consideration of certain reports from the independent registered public accountants;

•	reviewing and discussing with management and the Company’s independent auditor the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring of present or former partners, shareholders, principals or employees of the independent registered public accountants and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accountants and management; and

•	preparing the audit committee report required by SEC rules (which is included below in this Proxy Statement under the caption “Audit Committee Report”).

The members of the Audit Committee are Dr. Albrecht (chairperson), Dr. Fox, Mr. Kaiser and Mr. McDonald. The Audit Committee met ten times during the fiscal year ended February 28, 2006.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The members of the Compensation Committee are Dr. Albrecht, Dr. Gupta, Mr. Kozel, Mr. McDonald and General Shelton (chairperson). Dr. Gupta joined the committee in November 2005. The Compensation Committee met eight times during the fiscal year ended February 28, 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Dr. Fox, Dr. Gupta, Mr. Kaiser (chairperson), Mr. Kozel and General Shelton. Dr. Gupta joined the committee in November 2005. The Nominating and Corporate Governance Committee met four times during the fiscal year ended February 28, 2006.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition, any director who reaches the age of 75 while serving as a director will retire from the Board at the end of his or her term. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is then appointed), or otherwise the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board, Lead Director or the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the Code of Business Conduct and Ethics on its website, which is located at www.redhat.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Compensation of Directors

In April 2004, the Board of Directors revised the compensation program for independent directors, which became effective on September 22, 2004 (the “2004 Directors Compensation Plan”). Under the 2004 Directors Compensation Plan, independent directors receive both cash and equity compensation. In addition to compensation under the 2004 Directors Compensation Plan, directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and meetings of any committees of the Board of Directors on which they serve. Moreover, if, for the purpose of attending a meeting of the Board of Directors or a committee thereof, there is no direct flight within six hours of the scheduled commencement or adjournment of the meeting and travel of more than 200 miles is required, then subject to prior approval of the Chairman of the Board and the Lead Director, the Company shall either, at its option, procure for or reimburse the documented reasonable costs of direct round trip air transportation for non-executive directors for the purpose of attending such meeting. Under the 2004 Directors Compensation Plan, independent directors receive cash fees, paid in equal quarterly amounts, as follows:

•	each independent director receives an annual cash fee of $30,000 for board service;

•	the director designated as the Lead Director by the independent directors receives an additional annual cash fee of $20,000;

•	each independent director serving on a standing committee will receive an additional annual cash fee of $10,000 (Audit Committee) or $5,000 (Compensation or Nominating and Corporate Governance Committee) for each standing committee on which they serve; and

•	each chair of a standing committee (other than the Lead Director if he/she also serves as a committee chair) receives an additional annual cash fee of $20,000 (Audit Committee) or $10,000 (Compensation or Nominating and Corporate Governance Committee) for each standing committee on which they serve as chair.

In addition, directors may choose to defer all or a portion of their cash compensation into fully vested deferred stock units, which represent the right to receive shares of the Company’s Common Stock, at the earlier of (1) termination of the director’s board service or (2) a future date, at least one year following the date of issuance of the deferred stock unit, as designated by the director on or before the issuance of the deferred stock unit. The number of deferred stock units shall be calculated based on the fair market value of the Company’s Common Stock on the date of grant.

Independent directors are also eligible to receive equity compensation under Red Hat’s 2004 Long-Term Incentive Plan (the “2004 Plan”) and any successor plans. All awards to independent directors under the 2004 Plan will have a maximum term of five years. Under the 2004 Directors Compensation Plan, independent directors receive equity compensation under the Company’s then-effective equity compensation plan as follows:

•	Upon initial election to the Board, options to purchase 40,000 shares of the Company’s Common Stock at the fair market value on the date of grant and vesting over a three-year period; and

•	On the earlier of (i) August 13 of each year or (ii) the date of the annual stockholder’s meeting, for those independent directors who have completed at least eight months of service, options to purchase 10,000 shares of the Company’s Common Stock at the fair market value on the date of grant and fully vested at the time of grant.

In addition, independent directors may choose to receive any portion of their equity compensation in the form of deferred stock units (at the ratio of 35 deferred stock units for every 100 shares of Common Stock underlying options granted). The deferred stock units vest on the same terms as the underlying grant, and they may be converted into shares of the Company’s Common Stock at the earlier of (1) termination of the director’s board service or (2) a future date, at least one year following the date of issuance of the deferred stock unit but not before vesting, as designated by the director on or before the issuance of the deferred stock unit.

The following table sets forth the compensation paid to each non-employee director during the fiscal year ended February 28, 2006:

	Cash Compensation($)		Grants of Options to Purchase Common Stock			Grants of Deferred Stock Units
Name			Number of Securities Underlying Options Granted	Exercise or Base Price ($/Sh)	Date of Grant	Number of Deferred Stock Units Granted	Date of Grant
W. Steve Albrecht	55,000		5,000	14.58	8/15/2005	1,750	8/15/2005
Marye Anne Fox	39,386	(1)	10,000	14.58	8/15/2005	216	2/15/2006
Narendra K. Gupta	10,000	(2)	40,000	22.53	11/16/2005	—	—
William S. Kaiser	60,000		10,000	14.58	8/15/2005	—	—
Edward R. Kozel	30,020	(3)	10,000	14.58	8/15/2005	384	2/15/2006
Eugene J. McDonald	—		—	—	—	897	5/16/2005
						4,271	8/15/2005
						489	11/15/2005
						432	2/15/2006
H. Hugh Shelton	16,936	(4)	5,000	14.58	8/15/2005	448	5/16/2005
						2,135	8/15/2005
						244	11/15/2005
						432	2/15/2006

(1)	Includes $11.60 paid in lieu of a deferred stock unit fractional share amount.
(2)	Cash compensation represents payment for a partial year of service.
(3)	Includes $19.84 paid in lieu of a deferred stock unit fractional share amount.
(4)	Includes $61.02 paid in lieu of a deferred stock unit fractional share amount.

Robert F. Young served on the Board of Directors during a portion of the fiscal year ended February 28, 2006, but waived all compensation payable with respect to such service.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended February 28, 2006, included in the Company’s Annual Report on Form 10-K.

The Audit Committee operates under a written charter adopted by the Board of Directors on December 22, 2003, which was amended and restated on June 1, 2006. A copy of the Company’s amended and restated Audit Committee Charter is included in this Proxy Statement as Appendix A. The membership of the Audit Committee and its responsibilities are described above in the section entitled “Independence of Committee Members and Audit Committee Financial Expert”.

Conduct of Audit Committee Meetings

The Audit Committee met with representatives of PricewaterhouseCooopers LLP, the Company’s independent registered public accountants, at nine of its ten meetings during the fiscal year ended February 28, 2006. The Audit Committee’s agenda was established by its chairperson and the Company’s Chief Financial Officer. The meetings were designed to facilitate and encourage communication among members of the Audit Committee and management.

At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues, the report of the Internal Audit department and a summary of calls received on the Company’s anonymous reporting line with respect to fraud, theft, accounting and control matters. The Audit Committee also had separate executive sessions from time to time with representatives of PricewaterhouseCoopers LLP, and the Company’s Chief Financial Officer, Director of Internal Audit and General Counsel, at which meetings candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson held separate discussions from time to time with representatives of PricewaterhouseCoopers LLP, and the Company’s Chief Financial Officer, Director of Internal Audit and General Counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout fiscal 2006, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to Red Hat. The Audit Committee also reviews with its outside advisors material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Review and Discussions with Independent Registered Public Accountants

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked the independent registered public accountants to address and discuss their responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•	Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accountants themselves prepared and been responsible for the financial statements?

•	Based on the independent registered public accountants’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent registered public accountants’ experience, and their knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company?

•	During the course of the fiscal year, have the independent registered public accountants received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accountants that they are retained by the Audit Committee and that the independent registered public accountants must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending February 28, 2006.

Audit Committee Activity with Regard to the Company’s Audited Financial Statements for Fiscal 2006

The Audit Committee has, among other actions:

•	Reviewed and discussed the audited financial statements with the Company’s management; and

•	Discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Independence of the Company’s Independent Registered Public Accountants

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Conclusion

Based on its review and discussion with management and the Company’s independent registered public accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006. The Audit Committee and Board of Directors also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the Company’s fiscal year ending February 28, 2007.

Respectfully submitted,

THE AUDIT COMMITTEE

W. Steve Albrecht

Marye Anne Fox

William S. Kaiser

Eugene J. McDonald

COMPENSATION AND OTHER INFORMATION

CONCERNING EXECUTIVE OFFICERS

Executive Officers

The following is a list of the executive officers of the Company (other than the Chairman of the Board and Chief Executive Officer, for whom such information is provided above under the heading “Board of Directors and Corporate Governance Information—Members of the Board of Directors”), their ages as of August 1, 2006 and certain information about their backgrounds.

Alex Pinchev, 56, has served as Executive Vice President, Worldwide Sales since April 2003. From June 2002 until December 2002, Mr. Pinchev served as Executive Vice President of MRO Software, Inc. (NASDAQ:MROI), a provider of asset and service management solutions. Prior to that, Mr. Pinchev was the Chairman, Chief Executive Officer and President of MainControl, Inc., a technology infrastructure management software provider, from July 1996 until MainControl, Inc. was acquired by MRO Software, Inc. in June 2002.

Charles E. Peters, Jr., 54, joined the Company as Executive Vice President and Chief Financial Officer in August 2004. Prior to joining the Company, Mr. Peters served as Senior Vice President and Chief Financial Officer of Burlington Industries, Inc., a manufacturer of fabrics and textiles for apparel and interior furnishings, from November 1995 until November 2003 and as a consultant to Burlington Industries, Inc. employed by BTI Distribution Trust from November 2003 until joining the Company. Burlington Industries, Inc. filed for bankruptcy on November 15, 2001.

Joanne Rohde, 47, has served as Executive Vice President, Worldwide Operations since March 2004. From March 1999 until March 2004, Ms. Rohde was a managing director of UBS Investment Bank, a division of UBS AG, where she served as Global Head, Investment Banking Information Technology and Chief Procurement Officer from 2002 until 2004.

Paul J. Cormier, 49, has served as Executive Vice President, Engineering since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products, and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and internet services company.

Michael R. Cunningham, 45, joined the Company as General Counsel in June 2004. From October 2002 to February 2003 (following the acquisition by IBM of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM, with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa (“EMEA”). From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP (and Price Waterhouse LLP, a predecessor entity of PricewaterhouseCoopers LLP), including most recently as a Partner and Associate General Counsel, with various legal responsibilities for management consulting services both in EMEA and globally.

Executive Compensation

The following table sets forth the annual and long-term compensation for each of the past three fiscal years of the Company’s (i) Chief Executive Officer and (ii) each of the Company’s four most highly compensated executive officers who were serving as of February 28, 2006 and whose annual compensation exceeded $100,000 (collectively, the “Named Officers”).

Summary Compensation Table

	Annual Compensation (1)							Long-Term Compensation			All Other Compensation ($)
								Awards
Principal Position	Fiscal Year		Salary ($)	Bonus ($) (2)		Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)
Matthew J. Szulik, President and Chief
Executive Officer	2006		400,000	640,000		—		—		700,000	4,358	(3)
	2005		377,083	220,000		—		—		500,000	5,595	(4)
	2004		350,000	174,675		—		—		1,000,000	1,704	(5)

Alex Pinchev, Executive Vice President,
Worldwide Sales	2006		316,667	400,000		—		469,788	(6)	87,500	3,213	(5)
	2005		277,083	123,750		—		—		100,000	2,806	(5)
	2004		219,872	104,984	(7)	—		—		700,000	3,585	(5)

Charles E. Peters, Jr., Executive Vice
President and Chief Financial Officer	2006		308,333	382,500		—		393,225	(8)	105,000	3,487	(5)
	2005		139,615	55,000		66,737	(9)	—		350,000	93,642	(10)
	2004	(11)	—	—		—		—		—	—

Joanne Rohde, Executive Vice
President, Worldwide Operations	2006		275,000	360,000		—		—		150,000	2,406	(5)
	2005		262,740	115,500		5,070	(12)	—		700,000	45,945	(13)
	2004	(11)	—	—		—		—		—	—

Paul J. Cormier, Executive Vice
President, Engineering	2006		291,667	320,000		—		—		150,000	—
	2005		275,000	96,250		—		—		175,000	—
	2004		275,000	59,172		—		—		100,000	—

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.
(2)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(3)	Consists of life insurance premium paid by the Company for the benefit of Mr. Szulik in the amount of $2,025 and $2,333 Company 401(k) matching contribution.
(4)	Consists of life insurance premium paid by the Company for the benefit of Mr. Szulik in the amount of $3,720 and $1,875 Company 401(k) matching contribution.
(5)	Company 401(k) matching contribution.
(6)	Calculated based on a grant of 30,625 shares of Common Stock with a fair market value of $15.34 per share on July 25, 2005, which shares vest over a period of four years. The Company is under no obligation to pay dividends on these shares.
(7)	$53,469 of the total was a sales bonus.
(8)	Calculated based on a grant of 36,750 shares of Common Stock with a fair market value of $10.70 per share on April 19, 2005, which shares vest over a period of four years. The Company is under no obligation to pay dividends on these shares.
(9)	Consists of $12,180 paid by the Company for temporary housing prior to relocation, $8,784 for taxes related to the housing and a $45,773 tax payment related to relocation compensation specified in footnote (10).
(10)	Consists of $93,166 of relocation compensation and Company 401(k) matching contribution of $476.
(11)	Not employed during the fiscal year.
(12)	Company-paid temporary housing prior to relocation.
(13)	Relocation compensation.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted during the fiscal year ended February 28, 2006 to the Named Officers.

Option Grants In Last Fiscal Year

Name	Individual Grants (1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (3)		Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Matthew J. Szulik	500,000 100,000 100,000	13.07 2.37 2.37	% % %	15.34 17.64 19.18	7/25/2010 7/25/2010 7/25/2010	2,120,000 194,000 40,000	4,685,000 707,000 553,000
Alex Pinchev	87,500	2.06%		15.34	7/25/2010	371,000	819,875
Charles E. Peters, Jr.	105,000	2.49%		10.70	4/19/2010	310,800	685,650
Joanne Rohde	150,000	3.59%		15.34	7/25/2010	636,000	1,405,500
Paul J. Cormier	150,000	3.59%		15.34	7/25/2010	636,000	1,405,500

(1)	All stock options were granted under the Company’s 2004 Plan at an exercise price equal to or greater than the fair market value of the Company’s Common Stock on the date of grant.
(2)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company’s Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3)	Represents all options granted to the individual during the fiscal year ended February 28, 2006 as a percentage of all options granted to employees during the fiscal year ended February 28, 2006.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase the Company’s Common Stock granted to the Named Officers as of February 28, 2006, including (i) the number of shares of Common Stock purchased upon exercise of options; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding; and (iv) the value of such unexercised options, subject to the assumptions described in Note 1 below.

Aggregated Option Exercises In Last Fiscal

Year And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at February 28, 2006 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at February 28, 2006 ($) Exercisable/Unexercisable (2)
Matthew J. Szulik	2,080,265	59,051,025	4,856,308/1,208,335	89,032,184/$16,541,682

Alex Pinchev	375,000	6,578,968	— / 455,625	— / $7,168,956

Charles E. Peters, Jr.	60,000	1,046,298	71,250 / 360,500	1,040,963 / $5,881,260

Joanne Rohde	—	—	206,250 / 575,000	1,204,875 / $5,388,688

Paul J. Cormier	400,000	9,218,931	86,250 / 343,750	1,471,591 / $4,803,563

(1)	Value realized represents the difference between the exercise price per share and the fair market value per share of the Company’s Common Stock on the date of exercise, multiplied by the number of shares acquired on exercise.
(2)	Amounts disclosed in this column do not reflect amounts actually received by the Named Officers. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company’s Common Stock at the time of such sale. Value is based on the difference between the option exercise price and the fair market value at February 28, 2006, the fiscal year end ($26.87 per share as quoted on the NASDAQ National Market for February 28, 2006), multiplied by the number of shares underlying the option.

Equity Compensation Plan Information

The following table sets forth, as of February 28, 2006 for the Company’s equity compensation plans, the number of shares of Common Stock authorized to be issued, the weighted average exercise price of such shares and the number of shares remaining available for future issuance, aggregated as follows: (i) all existing compensation plans previously approved by the stockholders of the Company and (ii) all existing compensation plans not previously approved by the stockholders and (iii) the total of (i) and (ii).

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	18,554,806	(1)	$14.50	3,486,340	(2)

Equity compensation plans not approved by security holders (3)	—		—	—

Total	18,554,806	(1)	$14.50	3,486,340	(2)

(1)	Consists of 7,103,011 shares of the Company’s Common Stock issuable upon exercise of options outstanding under the 2004 Plan, 11,015,383 shares of the Company’s Common Stock issuable upon exercise of options outstanding under the Company’s 1999 Stock Option and Incentive Plan and 436,412 shares of the Company’s Common Stock issuable upon exercise of options outstanding under the Company’s 1998 Stock Option Plan, as amended.
(2)	Consists of 3,171,785 shares of the Company’s Common Stock remaining available for future issuance under the 2004 Plan (excluding shares reflected in column (a)) and 314,555 shares of the Company’s Common Stock remaining available for issuance under the 1999 Employee Stock Purchase Plan, as amended. The Company’s Board of Directors has indefinitely suspended future offerings under the 1999 Employee Stock Purchase Plan, as amended.
(3)	This table excludes an aggregate of 138,812 shares of the Company’s Common Stock with a weighted-average exercise price of $18.67 per share that are issuable upon exercise of options issued under compensation plans of the following entities: Akopia, Inc., BlueCurve, Inc., C2Net Software, Inc., Cygnus Solutions, Inc., Planning Technologies, Inc., Sistina Software, Inc. and Wirespeed Communications Corporation (collectively, the “Acquired Companies”). The Company assumed these options in connection with the acquisition of the Acquired Companies. No additional shares of the Company’s Common Stock remain available for future issuance under the Acquired Companies’ compensation plans. In connection with the Company’s acquisition of JBoss, Inc. on June 2, 2006, the Company adopted JBoss’ Second Amended and Restated 2004 Stock Option and Incentive Plan, pursuant to which 727,087 shares of the Company’s Common Stock were issuable upon exercise of options issued under such plan as of June 2, 2006.

Executive Employment Arrangements

Employment Agreements

Effective July 24, 2002, the Company entered into an Employment Agreement with Matthew J. Szulik, the Company’s Chief Executive Officer and President, which will remain in effect until terminated in accordance with the agreement. Mr. Szulik’s agreement provides for an annual salary of $350,000, subject to increase, an annual incentive cash bonus equal to the greater of $200,000 or fifty percent of his salary as well as annual stock option awards of at least 500,000 shares at an exercise price equal to the fair market value on the date of the grant, which shall vest in equal amounts on a quarterly basis over a four year period following the date of grant.

Upon a Change of Control (as defined in the agreement), all of Mr. Szulik’s stock options issued pursuant to the agreement shall vest. The agreement also requires the Company to purchase a $1,000,000 term life insurance policy on behalf of Mr. Szulik. In the event of involuntary termination without Cause (as defined in the agreement) or voluntary termination with Good Reason (as defined in the agreement), the Company will pay Mr. Szulik as severance his base salary plus average bonus for a period of two years and any unvested options granted during the term of the agreement will continue to vest during the year following Mr. Szulik’s termination. If the termination follows a Change of Control, then Mr. Szulik shall instead be entitled to receive as severance a lump sum cash payment equal to three times the sum of his base salary plus an amount equal to the average annual bonus paid in the two previous years and any unvested stock options will immediately vest. In the event that compensation paid to Mr. Szulik by the Company is subject to tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will increase the amount paid to cover such additional taxes.

Mr. Szulik is also a party to a restricted stock purchase agreement dated June 27, 2001, under which Mr. Szulik was granted an option to purchase 1,000,000 shares of Common Stock at an exercise price of $.50 per share, which provides for the forfeiture of purchase rights and/or Red Hat’s repurchase right as to any purchased but unvested shares upon his voluntary termination of employment. Under the restricted stock purchase agreement, the share restrictions lapse ratably over a period of two years. These shares are fully vested. In addition, on December 17, 2003, Mr. Szulik was granted an option to purchase 500,000 shares of Common Stock at an exercise price of $.50 per share pursuant to a restricted stock purchase agreement containing the same terms as the earlier restricted stock agreement, as well as an option to purchase 500,000 shares of Common Stock at a price of $6.70 per share (together, the “December 2003 Options”).

Effective December 30, 2005, Mr. Szulik entered into amendments to the agreements underlying the December 2003 Options pursuant to which the portions of the December 2003 Options that were not vested on December 31, 2004 will be exercised on a specified date in the future in accordance with irrevocable advance elections made voluntarily by Mr. Szulik. Such agreements are intended to conform the December 2003 Options grants to the requirements of Section 409A of the Code and to qualify the December 2003 Options for exemptions from unfavorable tax effects imposed by Section 409A. Such amendments also provide for a change in the definition of “Change of Control” relating to the December 2003 Options to conform to the definition contained in Section 409A of the Code and to implement other technical changes in conformity with Section 409A.

Mr. Peters’ Offer Letter dated August 16, 2004 provides that in the event Mr. Peters’ employment is terminated by the Company for any reason other than for Cause (as defined in his Offer Letter), he will be eligible for a severance package that equals one year base pay.

Ms. Rhode’s Offer Letter dated January 8, 2004 provides that in the event of a change in ownership of greater than 50% of the outstanding shares of the Company and in the event that her employment is (a) involuntarily terminated for reasons other than for cause or (b) constructively terminated as a result of such change of control (where constructive termination is defined as the individual not being offered a position of a similar level and responsibility in the combined company as the individual held in the Company), then 100% of Ms. Rhode’s remaining unvested options will immediately vest and be exercisable.

Mr. Cormier’s Offer Letter dated April 17, 2001 provides that should his employment with the Company be terminated at any time without Cause (as defined in the Offer Letter), he will receive the greater of (a) the standard severance base compensation applicable to a person with his tenure with the Company or (b) six months of his then current base pay.

Pursuant to stock option and restricted stock award agreements issued under the 2004 Plan (a) vesting of the Named Officer’s awards will be accelerated upon a Change of Control (as defined in the agreements) if the award recipient’s Business Relationship (as defined in the agreements) is terminated by the Company other than for Good Cause (as defined by the agreements) within 12 months of the Change of Control and (b) vesting of the Named Officer’s awards will be accelerated upon a Change of Control if the award recipient’s Business Relationship is terminated by the award recipient for Good Reason (as defined in the agreements) within 12 months of a Change of Control. This change of control provision applies to prior equity awards made to the Named Officers except for Mr. Szulik and Ms. Rohde, as described above.

Company Policies

The Company has adopted a Severance Policy in which the Named Officers participate. Under the Severance Policy, severance payments will be offered in the event that the Company determines that a specific position is redundant, eliminated or there is a reduction in force due to business conditions or other special circumstances. Severance payments are conditioned upon the employee entering into a release of claims with the Company in the form required by the Company. Under the Severance Policy, certain Vice Presidents receive a minimum of ten weeks’ salary and a maximum of twenty weeks’ salary, based upon the number of months of service to the Company, and the executives who report directly to the Chief Executive Officer receive a minimum of twelve weeks’ salary and a maximum of twenty-four weeks’ salary, based upon the number of months of service to the Company.

The Board of Directors has adopted a Senior Management Change in Control Severance Policy (the “Policy”), under which severance benefits will be provided to eligible executives of the Company in the event their employment terminates under certain conditions within one year following a Change of Control (as defined in the Policy). Under the Policy, if an executive who reports to the Chief Executive Officer (but not the Chief Executive Officer himself or herself) (each, a “Covered Executive”) is terminated within one year after a Change of Control by the Company other than for Good Cause, or by the Covered Executive for Good Reason, the Covered Executive would become entitled to certain benefits. The term “Good Cause” is defined as conduct involving one or more of the following: the conviction of the Covered Executive of, or plea of nolo contendere by the Covered Executive to, a felony or misdemeanor involving moral turpitude; the indictment of the Covered Executive for a felony or misdemeanor involving moral turpitude under the federal securities laws; the willful misconduct or gross negligence by the Covered Executive resulting in material harm to the Company; fraud, embezzlement, theft or dishonesty by the Covered Executive against the Company or any subsidiary, or willful violation by the Covered Executive of a policy or procedure of the Company, resulting in any case in material harm to the Company; or the Covered Executive’s material breach of any term of any agreement with the Company, including, without limitation, any violation of confidentiality and/or non-competition agreements. “Good Reason” means reduction by the Company or its successor of more than 10% in the Covered Executive’s rate of annual base salary as in effect immediately prior to such Change in Control; a reduction by the Company or its successor of more than 10% of the Covered Executive’s individual annual target or bonus opportunity, except under circumstances where the Company or its successor implement changes to the bonus structure of similarly situated executives, including but not limited to changes to the bonus structure designed to integrate the Company’s personnel with other personnel of the surviving corporation; a significant and substantial reduction by the Company or its successor of the Covered Executive’s responsibilities and authority, as compared with the Covered Executive’s responsibilities and authority in effect immediately preceding the Change in Control; or any requirement of the Company that the Covered Executive be based anywhere more than fifty (50) miles from the Covered Executive’s primary office location at the time of the Change in Control.

The severance benefits that would be provided to Covered Executives who are eligible at the time of a Change of Control include: a lump-sum severance payment equal to two times the sum of (i) the Covered Executive’s current annual base salary and (ii) an amount equal to the average of the annual bonuses earned by the Covered Executive during the two previous fiscal years. In addition, the Covered Executive’s participation would be continued in the Company’s welfare benefits plans as in effect on the date of termination until the earlier of (1) twenty-four months following termination or (2) the date the Covered Executive becomes eligible for comparable benefits from another employer. The Covered Executive would also receive a pro rata incentive bonus under the Company’s annual bonus plan. If the payments to the Covered Executives would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Code or additional tax under Section 409A of the Code, the Company would reimburse the Covered Executive for the amount of such excise tax (and the income and excise taxes on such reimbursement), subject to certain limitations.

Certain Relationships And Related Transactions

Mr. Szulik’s brother-in-law is employed by the Company as an events manager with an annual salary of $55,000. He is eligible to receive a bonus at target of 5% of his salary. Mr. Pinchev, the Company’s Executive Vice President, Worldwide Sales, is Mr. Szulik’s first cousin by marriage.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee of the Board of Directors is composed entirely of independent directors, as was the case at all times during the fiscal year ended February 28, 2006. The Compensation Committee of the Board of Directors is currently composed of W. Steve Albrecht, Narendra K. Gupta, Edward R. Kozel, Eugene J. McDonald and General H. Hugh Shelton (chairperson), none of whom is currently an officer or employee of the Company. None of Red Hat’s executive officers serves as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board of Directors or Compensation Committee. None of the current members of the Compensation Committee has ever been an officer or employee of Red Hat or any of its subsidiaries. Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer or other executive officers or Red Hat, other than serving as a director of the Company.

Compensation Committee Report On Executive Compensation

As of February 28, 2006 the Compensation Committee was comprised of Dr. Albrecht, Dr. Gupta, Mr. Kozel, Mr. McDonald and General Shelton. General Shelton served as the Committee Chairperson. The Compensation Committee held eight formal meetings and otherwise maintained communication via email and telephone during fiscal year 2006.

Overview of Compensation Philosophy

The Compensation Committee believes that human capital is critical to the future success of Red Hat. The Company’s executive compensation programs are designed to offer target cash and equity compensation opportunities for executive management at competitive levels, along with the opportunity to achieve above-target total compensation which is commensurate with superior performance.

Accordingly, the Compensation Committee closely monitors the developments and trends in executive compensation, not only with respect to amounts, but also pay mix and design. The Compensation Committee evaluates relevant factors in making such selections, and has adopted program changes when deemed in the best interests of stockholders.

As in prior years, the Compensation Committee formally reviews the Company’s programs, including with reference to studies prepared by its independent compensation consultant and management. Data for comparative purposes (the “Competitive Market Data”) was obtained from two primary sources: (1) a peer group of 20 publicly traded software and high technology companies of comparable size (the “Compensation Peer Group”) and (2) the 2005 Radford High-Technology Survey.

Specifically, the Compensation Peer Group companies consisted of:

Akamai Technologies, Inc.	McAfee, Inc.
Autodesk, Inc.	NAVTEQ Corporation
BEA Systems, Inc.	Novell, Inc.
BMC Software, Inc.	Progress Software Corporation
Citrix Systems, Inc.	RealNetworks, Inc.
Compuware Corporation	Siebel Systems, Inc.
Hyperion Solutions Corporation	Sybase, Inc.
Mentor Graphics Corporation	TIBCO Software Inc.
Mercury Interactive Corporation	VeriSign, Inc.
Network Appliance, Inc.	Wind River Systems, Inc.

The Compensation Peer Group companies are the same as the compensation peer group referenced in the proxy statement related to the Company’s 2005 annual meeting of stockholders (the “2005 Proxy Statement”), except for the addition of Mentor Graphics Corporation, NAVTEQ Corporation, Progress Software Corporation and Wind River Systems, Inc. These companies replaced Adobe Systems, Inc., Ascential Software Corporation, Macromedia, Inc. and PeopleSoft, Inc., which were deemed inappropriate in size or no longer independent following a merger or acquisition. The Compensation Committee intends to review the composition of the Compensation Peer Group each year to assess continued relevance for comparison purposes.

Base Salaries

Following its annual review, the Compensation Committee determined that salaries for the Company’s executive management were below the competitive median and, in some cases, below the 25th percentile, when compared to the Competitive Market Data. While the Company has historically positioned salaries at conservative levels, the Compensation Committee approved salary increases which, in general, brought overall salaries closer to the competitive median.

During fiscal 2006, the Compensation Committee approved salaries for the following Named Officers which were in effect at the end of fiscal 2006 as follows: Mr. Szulik-$400,000, Mr. Pinchev-$325,000, Mr. Peters-$325,000, Mr. Cormier-$300,000 and Ms. Rohde-$275,000.

Annual Bonuses

The Company’s executive management team, consisting of the Chief Executive Officer and his direct reports, including the Named Officers, are eligible to earn annual cash bonuses under the Executive Variable Compensation (“EVC”) plan. The Compensation Committee establishes and approves certain performance metrics and target levels, along with a schedule of bonus payouts at various combinations of achievement. Each executive has a target payment which corresponds to target levels of performance, with maximum payments equal to two times the target payment.

For the fiscal 2006 EVC plan, three financial metrics were selected: (1) net revenues, (2) operating cash flow and (3) operating margin. Target performance levels were determined based on internal projections and external expectations. While no other metrics were formally adopted, the Compensation Committee retains its right to approve final payments which may be higher or lower than the amounts specified under the payout schedule based on other criteria.

Actual performance for the three financial metrics resulted in scheduled payments exceeding 150% of target bonus. The Compensation Committee considered a variety of factors, including stockholder returns during the period, and approved final payments for executive management equal to a few percentage points higher than the payments that would have otherwise been earned if no discretion had been exercised by the Compensation Committee. In addition, the Compensation Committee approved additional discretionary payments to two executives, including a payment to Mr. Peters, one of the Named Officers, in the amount of $62,500.

Equity Compensation

The Compensation Committee believes that equity grants, properly structured, serve as the best way to align the interests of executive management and the Company’s stockholders. Two forms were utilized during fiscal 2006: (1) stock options with five-year maximum terms and (2) restricted shares. Both vest over a four-year period. With the exception of special grants made for retention purposes, all awards to executive management were granted on July 25, 2005 when grants for all eligible employees and directors were made.

In determining the appropriate level of grants for each member of executive management, the Compensation Committee relied on competitive allocation percentages to develop grant guidelines in the form of stock options at the median levels of the Compensation Peer Group. Actual grants for each executive were determined using a variety of factors, including an assessment of his or her individual performance, level of existing equity compensation and the executive’s relative importance to the creation of future stockholder value. Newly hired senior executives have generally received higher grants upon commencement of their employment.

While the Compensation Committee believes that stock options are the most effective equity vehicle to align the interests of the stockholders and executive management, each executive may elect to receive up to half of his or her designated stock option award in the form of restricted stock at a ratio of 0.35 restricted shares per stock option. Among Named Officers, Messrs. Pinchev and Peters elected to receive half of their fiscal 2006 award in the form of restricted stock grants.

Benefits & Employment Agreements

All full-time employees, including the Named Officers, generally receive identical health and welfare benefits, except for a life insurance policy for Mr. Szulik with a premium cost of $2,025 for the fiscal year ended February 28, 2006.

There is currently an employment agreement in effect for Mr. Szulik, which is described under the caption “Executive Employment Arrangements” above. In general, Red Hat does not enter into employment agreements with its executive officers as they serve at the will of the Board. With the exception of Mr. Szulik, Mr. Peters, Ms. Rhode and Mr. Cormier, there are generally no separate severance agreements with any members of executive management which provide for benefits materially above the standard provisions available to other full-time employees, except as noted in the following paragraph.

In June 2005, the Board adopted a new Change of Control Severance Policy described above under the caption “Company Policies,” which is now applicable to executive management, including the Named Officers. The Board believes the new policy serves the best interests of the stockholders in that it is designed to neutralize the interests of management during a potential change of control situation at costs the Board considers appropriate.

Stock Ownership Guidelines

In April 2006, the Compensation Committee approved formal stock ownership guidelines for executive management and non-employee members of the Board of Directors. The guidelines are expressed as a number of shares to be attained within three years of the Annual Meeting and vary in accordance with level:

CEO: 50,000 shares

EVP: 25,000 shares

SVP: 10,000 shares

VP: 5,000 shares

Non-Employee Directors: 5,000 shares.

Tally Sheets and Internal Equity

During fiscal 2006, the Compensation Committee reviewed compensation tally sheets as prepared by its independent consultant. The tally sheets contained each executive’s respective base salary, target bonus payments, present value of equity awards, in-the-money value of outstanding equity awards, value of benefits and estimated cash severance payments following a change of control. The Compensation Committee believes the current amounts and their proportions among executives are reasonable and reflect the intent of the Compensation Committee and the Company’s pay philosophy.

Independent Consultant

As permitted by the Compensation Committee Charter, the Compensation Committee has retained its own independent compensation consultant to provide advice on matters related to executive, board and equity compensation. Specifically, the consultant provides the Compensation Committee with annual studies on competitive pay practices which are formally presented at Compensation Committee meetings.

No other services are provided to the Company by the compensation consultant unless directly related to the Compensation Committee’s own scope of responsibilities and approved by the Compensation Committee Chairperson. The consultant maintains regular contact with the Compensation Committee Chairperson and interacts with management to gather data required in preparing reports and studies for Compensation Committee review. Further, the consultant has expressed its belief that the Red Hat executive management’s compensation program is fair and reasonable for both executives and stockholders.

CEO Compensation

Compensation during fiscal 2006 for Mr. Szulik was determined in accordance with the policies applicable to the other executive officers of Red Hat as described above, and is consistent with Mr. Szulik’s employment agreement. Mr. Szulik’s employment agreement is described in the section captioned “Executive Employment Arrangements” above.

With respect to cash compensation, the Compensation Committee believes Mr. Szulik is currently paid below the competitive 25th percentile of Chief Executive Officers when compared to the Competitive Market Data. Under the EVC plan, Mr. Szulik was eligible to earn a target cash bonus equal to $400,000 at target, or 100% of his effective salary. In accordance with the payout percentage approved by the Compensation Committee for all members of executive management, he earned a final payment equal to $640,000 for fiscal 2006.

On July 25, 2005, Mr. Szulik was awarded an option to purchase 500,000 shares of Common Stock with an exercise price of $15.34 (the closing price on the date of grant), an option to purchase 100,000 shares of Common Stock with an exercise price of $17.64 (15% above the closing price on the date of grant) and an option to purchase 100,000 shares with an exercise price of $19.18 (25% above the closing price on the date of grant). The Compensation Committee believes the total awards provide for slightly above-median compensation value, thus reflecting the Compensation Committee’s intent to position the compensation mix more heavily towards at-risk, performance-based incentives. Further, the Compensation Committee believes the awards provide significant incentive to increase long-term stockholder value and to remain with Red Hat in his capacity as Chief Executive Officer.

Tax Matters

In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and while it is the Compensation Committee’s present intention to qualify to the maximum extent possible the Company’s executives’ compensation for deductibility under applicable tax laws, the Compensation Committee reserves the right to make payments or grants which may not qualify as performance-based compensation if doing so would be in the best interest of Red Hat and its stockholders.

Respectfully submitted,

THE COMPENSATION COMMITTEE

W. Steve Albrecht

Narendra K. Gupta

Edward R. Kozel

Eugene J. McDonald

General H. Hugh Shelton

Stock Performance Graph

The following graph shows a comparison of cumulative total return (equal to dividends plus stock appreciation) during the period from February 28, 2001 through February 28, 2006 for:

(1)	Red Hat, Inc.;
(2)	A peer group of companies consisting of Adobe Systems Incorporated, Akamai Technologies, Inc., Autodesk, Inc., BEA Systems, Inc., BMC Software, Inc., Citrix Systems, Inc., Compuware Corporation, Hyperion Solutions Corporation, Mercury Interactive Corporation, Network Appliance, Inc., McAfee, Inc., Novell, Inc., RealNetworks, Inc., Sybase, Inc., TIBCO Software Inc. and VeriSign, Inc. (the “Stock Performance Peer Group”); and
(3)	NASDAQ Market Index.

The Company is required to provide a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad equity market index and either a published industry index or an index of peer companies selected by Red Hat. Red Hat has selected the companies in the Stock Performance Peer Group, which is the same group of peer companies used in the 2005 Proxy Statement except that Ascential Software Corporation, Macromedia, Inc. and Siebel Systems, Inc. were included in the peer group in the 2005 Proxy Statement, but have not been included below because they have been acquired since the date of the 2005 Proxy Statement.

ASSUMES $100 INVESTED ON FEBRUARY 28, 2001

WITH DIVIDEND REINVESTED

	2/28/2001	2/28/2002	2/28/2003	2/29/2004	2/28/2005	2/28/2006
RED HAT, INC.	$100.00	$91.50	$91.50	$281.01	$178.17	$417.40
PEER GROUP	$100.00	$66.46	$45.94	$75.54	$88.50	$105.75
NASDAQ MARKET INDEX (U.S. & FOREIGN)	$100.00	$80.62	$62.61	$95.62	$96.79	$108.60

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C.	The index level for all series was set to 100.00 on February 28, 2001.
D.	The above graph and table are not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
E.	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Frederic W. Cook & Co., Inc., New York, New York, a source management believes to be reliable, but the Company is not responsible for any errors or omissions in such information.

ITEM NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, the Board of Directors of the Company is divided into three classes. There are two directors currently serving in Class I. There are three directors currently serving in each of Class II and III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The term of each Class I Director will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Dr. W. Steve Albrecht and Dr. Marye Anne Fox currently serve as the Class I Directors; General H. Hugh Shelton, U.S. Army Retired, Eugene J. McDonald and Matthew J. Szulik currently serve as Class II Directors; and William S. Kaiser, Edward R. Kozel and Dr. Narendra K. Gupta currently serve as Class III Directors.

The nominees for Class I Director are Dr. W. Steve Albrecht and Dr. Marye Anne Fox, each of whom currently serves as a Class I Director of the Company. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies may be voted for the election of some other person, or for fixing the number of directors at a lesser number.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” ELECTING THE TWO NOMINEES FOR CLASS I

DIRECTORS FOR TERMS OF THREE YEARS EACH.

ITEM NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to serve as principal accountants for the fiscal year ending February 28, 2007. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered public accountants is not required under Delaware law or under the Company’s Amended and Restated Certificate of Incorporation, as amended, or its Amended and Restated By-Laws, the Company believes it is advisable and has decided to give its stockholders the opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending February 28, 2007, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent registered public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

Independent Registered Public Accountant’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, the Company’s independent registered public accountant, billed to the Company for each of the last two fiscal years.

Fee Category	Fiscal Year Ended February 28, 2006	Fiscal Year Ended February 28, 2005
Audit Fees (1)	$1,376,810	$1,616,050
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$10,805
All Other Fees (4)	$158,188	$—

Total Fees	$1,534,998	$1,626,855

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees.”
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Payroll tax planning accounted for all of the total tax fees billed for the fiscal year ended February 28, 2005.
(4)	Business planning services for the Company’s China operations accounted for fees billed for the fiscal year ended February 28, 2006.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accountants. This policy generally provides that the Company will not engage its independent registered public accountants to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accountants during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accountants. The Audit Committee may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

ITEM NO. 3

APPROVAL OF THE 2006 PERFORMANCE COMPENSATION PLAN

In April and June 2006, respectively, our Compensation Committee and Board of Directors unanimously approved, subject to stockholder approval, the 2006 Performance Compensation Plan (the “Performance Plan”) and the Board directed that the Performance Plan be submitted to our stockholders for approval at this Annual Meeting. Stockholder approval of the Performance Plan will allow bonuses paid under the Performance Plan to covered employees to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF THE 2006 PERFORMANCE COMPENSATION PLAN.

Summary of the Performance Plan

The following paragraphs provide a summary of the principal features of the Performance Plan. The following summary is not a complete description of all the provisions of the Performance Plan and is qualified in its entirety by reference to the Performance Plan, a copy of which is attached hereto as Appendix B.

General.    The purpose of the Performance Plan is to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its subsidiaries who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and services, by providing incentives and financial rewards to such executive officers. If certain requirements are satisfied, bonuses awarded under the Performance Plan to covered employees will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Eligibility.    Participants in the Performance Plan (“Participants”) are the Chief Executive Officer and other executive officers of the Company and its subsidiaries who are chosen solely at the discretion of the Compensation Committee. The Company estimates that currently five persons would be eligible to participate in the Performance Plan. If the Performance Plan is approved by stockholders, the other Participants in the Performance Plan will be first chosen for participation for fiscal 2008. The Company may also pay discretionary bonuses, or other types of compensation, outside of the Performance Plan. The granting of awards under the Performance Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration.    The Performance Plan will be administered by the Compensation Committee, which consists of at least three directors, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee shall be responsible for the general administration and interpretation of the Performance Plan and for carrying out its provisions. The Compensation Committee has the authority to select persons to receive awards from among the eligible employees and set the terms and conditions of each award consistent with the terms of the Performance Plan. The Compensation Committee may establish rules and policies for administration of the Performance Plan and adopt one or more forms of agreement to evidence awards made under the Performance Plan. The Compensation Committee interprets the Performance Plan and any agreement used under the Performance Plan, and all determinations of the Compensation Committee that are not inconsistent with the Performance Plan will be final and binding on all persons.

Determination of Awards.    Under the Performance Plan, Participants will be eligible to receive awards based upon the attainment and certification of certain performance goals established by the Compensation Committee over the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following: revenue growth, net revenues, gross margins, net margins, operating income, pre-tax income, after-tax income, net income, net earnings, earning per share (basic and diluted), earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on invested capital, return on equity, return on assets, economic value added (or an equivalent metric), cash flow from operations, cash flow per share, changes in deferred revenues, share price performance, total shareholder return, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic and operational initiatives, market share, gross profits, comparisons with various stock market indices, and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects. Performance Goals may vary by Participant and award and also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division or business unit of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies.

The Compensation Committee may provide that attainment of a performance goal shall be measured by adjusting the evaluation of performance as follows: to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.

The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Performance Plan.

Payment of Awards.    All awards will be paid in cash or, to the extent provided in such plan, share awards under a stockholder-approved stock plan of the Company. Payment to each Participant will be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable performance period ends. The Compensation Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of an award that would otherwise be delivered to a Participant under the Performance Plan.

Maximum Award.    No Participant in the Performance Plan may be granted performance awards that are denominated in shares of the Company’s common stock in any 12-month period with respect to more than 1,000,000 shares. In addition to the foregoing, the maximum dollar value payable to any Participant in the Performance Plan in any 12-month period with respect to performance awards that are valued in cash or property other than shares is $10,000,000.

Term of Performance Plan.    The Performance Plan shall be effective on the date of approval of the Performance Plan by the holders of the then outstanding securities of the Company entitled to vote generally and voting at a duly constituted meeting of the stockholders of the Company. The Board of Directors may, from time to time, alter, amend, suspend or terminate the Performance Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

Nature of Payments.    All awards made pursuant to the Performance Plan are in consideration of services performed or to be performed for the Company, or a subsidiary, division or business unit of the Company. Any income or gain realized pursuant to awards under the Performance Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or a subsidiary except as may be determined by the Compensation Committee or by the Board of Directors.

ITEM NO. 4

AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN

On June 1, 2006 the Board of Directors of the Company approved, subject to stockholder approval, an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”). The Company’s stockholders are being asked to approve the amendment and restatement of the 2004 Plan (the “Amended Plan”). If approved, the Amended Plan would, among other things, increase the number of shares available for issuance under the 2004 Plan.

As of February 28, 2006, there were 3,171,785 shares available for future grant under the 2004 Plan. If Red Hat’s stockholders approve the Amended Plan, the remaining shares available for future grant under the 2004 Plan, any shares subject to options that expire or terminate under the 2004 Plan or the Acquired Plans (as defined in the Amended Plan), plus an additional 8,000,000 shares (subject to adjustment in the event of stock splits and other similar events) will be available for issuance under the Amended Plan. If the stockholders fail to approve the Amended Plan, the 2004 Plan will remain in existence unchanged.

The Company and the Board of Directors believe that stockholders’ support of the Amended Plan will enable Red Hat to continue to attract and retain a high caliber of employees, to link incentive rewards to Company performance, to encourage employee ownership in Red Hat and to align the interest of employees and directors with those of the stockholders.

Key facts relating to the Amended Plan are summarized below:

•	The additional 8,000,000 shares requested under the Amended Plan represents approximately 4.4% of the Company’s outstanding common shares as of April 28, 2006.

•	Equity compensation remains a key component of a competitive compensation package in the Company’s industry and, Red Hat believes, effectively rewards employees for the success of Red Hat over time. Red Hat believes providing equity compensation to employees was a contributing factor in its recent achievements, including its significant stockholder returns since adoption of the 2004 Plan.

•	Red Hat believes it has historically taken a relatively conservative approach to the amount of equity compensation granted as a whole when compared to the Compensation Peer Group and based on information provided by the independent consultant to the Compensation Committee of the Board of Directors.

•	Potential dilution (“Overhang”)[1] from outstanding grants and shares available for future grant under the 2004 Plan as of February 28, 2006 was approximately 10.6%. The additional 8,000,000 shares requested under the Amended Plan would result in Overhang of approximately 14.0% as of February 28, 2006. Red Hat estimates that this new Overhang would rank below the competitive 25th percentile when compared to the Compensation Peer Group.

•	For the last three fiscal years ending February 28, 2006, Red Hat’s gross burn rate of awards (“Gross Burn Rate”)[2] was 2.65%. Red Hat estimates its Gross Burn Rate is below the 25th percentile when compared to the Compensation Peer Group. Red Hat’s current intention is to limit its Gross Burn Rate to a level comparable to the median of the Compensation Peer Group. The Compensation Committee retains the authority to exceed this competitive median should it determine that it is in the best interests of the Company.

[1]	Overhang is defined as the sum of (i) the total number of shares underlying all awards granted and (ii) the total number of shares available for future award grants, divided by: the sum of (iii) the total shares underlying all awards granted, (iv) the total number of shares available for future award grants and (v) the total number of common shares outstanding as of February 28, 2006.
[2]	Gross Burn Rate is defined as the total shares underlying all awards granted during the period divided by the weighted average common shares outstanding for the period. Gross Burn Rate includes all awards granted and does not consider cancellations or forfeitures of awards.

In addition the Amended Plan includes other key changes:

•	The Amended Plan would reduce the maximum allowable option term from ten years to seven years. Since the original adoption of the 2004 Plan, the Company has granted all options with five-year maximum terms.

•	The Amended Plan would provide that restricted stock that has been granted solely in consideration of future service will vest over a period no shorter than three years, and may vest with respect to one-third of the award after one year with the remainder of the award vesting pro rata over the remainder of the three-year period.

•	The Amended Plan would eliminate the adding back into the option pool of any shares recovered in connection with shares withheld or tendered in connection with an exercise of an award or to satisfy tax withholding obligations. The effect of this change will be that shares will be deducted from the option pool as they are granted, and only forfeitures and cancellations of options will result in shares being added back into the option pool.

•	The Amended Plan would allow the Company to grant a maximum of 8,000,000 shares as Incentive Stock Options. Currently the 2004 Plan does not provide for issuance of Incentive Stock Options.

•	The Amended Plan would require that stock option transfers to persons or entities other than family members, family trusts or other entities established for the benefit of the participant or his or her family member or by will, the laws of descent and distribution or a qualified domestic relations order, must be approved by stockholders in addition to the Compensation Committee. Currently, only Compensation Committee approval is required.

Stockholders are requested to approve the adoption of the Amended Plan in the form attached hereto as Appendix C.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel for which the Company’s Long-Term Incentive Plan plays and important role.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF THE AMENDED PLAN.

A brief summary of the Amended Plan is outlined below. The following summary is not a complete description of all the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Appendix C.

Purpose

The Amended Plan allows Red Hat to provide employees, consultants, advisors and non-employee members of the Board of Directors who are selected to receive awards under the Amended Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to Red Hat.

Key Provisions

The Amended Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

•	Plan Termination Date: September 21, 2014

•	Eligible Participants: Employees, consultants and advisors of the Company or an affiliate of the Company and non-employee directors of the Company

•	Shares Authorized: 13,000,000 shares plus any shares previously authorized and available for issuance under the Acquired Plans and that may become available for issuance under the Acquired Plans; such 13,000,000 shares represent approximately 6.8% of the Common Stock outstanding as of June 20, 2006.

•	Award Types:

•	Stock options, including Incentive Stock Options

•	Stock appreciation rights

•	Restricted stock

•	Restricted stock units

•	Performance awards

•	Deferred stock units

•	Other stock-based awards

•	Award Limits Per Person Per Year:

•	Stock Options/Stock Appreciation Rights: 2,000,000

•	Restricted Stock, Restricted Stock Units, Performance Awards and/or Other Stock-Based Awards: 1,000,000

•	Awards Valued Other Than With Reference to Common Stock: Value of $10,000,000

•	Vesting: Determined by the Compensation Committee with minimums of one year for stock options and three years for restricted stock (with vesting with respect to one-third of the award after one year and the remainder of the award vesting pro rata over the remainder of the three-year period permitted), with certain exceptions

•	Not Permitted: Repricing of stock options, discounted stock options

•	Plan Benefits: As of February 28, 2006 over 1,100 persons would have been eligible to receive awards under the Amended Plan, including the Company’s six executive officers and seven non-employee directors. The granting of future awards under the Amended Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Grant History

Since adoption of the 2004 Plan through April 28, 2006, the Company granted the following options and restricted stock awards under the 2004 Plan to the individuals and groups listed below:

	Options		Restricted Stock
Name and Principal Position	Weighted Average Exercise Price	Total Shares Subject to Option Grants	Total Restricted Stock Awards	Weighted Average Purchase Price (1)
Matthew J. Szulik	$14.94	1,200,000	—	—
President and Chief Executive Officer

Alex Pinchev	$14.18	187,500	30,625	$0.00
Executive Vice President, Worldwide Sales

Charles E. Peters	$10.70	105,000	36,750	$0.00
Executive Vice President and Chief Financial Officer

Joanne Rohde	15.34	150,000	—	—
Executive Vice President, Worldwide Operations

Paul J. Cormier	$14.17	325,000	—	—
Executive Vice President, Engineering

All current directors who are not executive officers, as a group	$16.76	120,000	—	—

All current executive officers, as a group	$14.57	2,023,700	107,063	$0.00

All employees who are not executive officers, as a group	$14.61	5,816,980	23,125	$0.00

(1)	Restricted Stock Awards under the 2004 Plan have been granted at par value or no cash consideration.

As of June 20, 2006, the last reported sale price of the Company’s Common Stock on the NASDAQ National Market was $24.97.

Awards

Awards under the Amended Plan may be either performance-based and designed to comply with Section 162(m) of the Code, or discretionary. Subject to the Amended Plan limits, the Compensation Committee has the discretionary authority to determine the size of an award and whether it is intended to be performance-based.

Adjustments

In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar event affecting the Common Stock, the Compensation Committee may, in its discretion, in addition to any provisions contained in the terms of a grant, adjust the number and kind of shares granted under the Amended Plan, the number and kind of shares subject to awards and the exercise price of outstanding stock options.

Stock Options

Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the Amended Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock option will be exercisable more than seven years after the date it is granted, except in the event of the optionee’s death or disability. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable, with certain minimums. Payment of the exercise price of a stock option may be in cash, Common Stock owned by the participant, withholding of shares otherwise issuable with the consent of the Compensation Committee, other consideration permitted by the Compensation Committee or by a combination of the foregoing.

Restricted Stock

Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to forfeiture of all or part of such shares by the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established in such award. Restricted stock unit awards entitle the recipient to receive shares of Common Stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Compensation Committee may determine. Any awards of restricted stock and restricted stock units which vest on the basis of a participant’s continuous active service with Red Hat or a related entity will not provide for vesting which, subject to certain exceptions, is any more rapid than one third of the award vesting after one year and the remainder of the award vesting pro rata over the following two years. Any awards of restricted stock or restricted stock units which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months.

Stock Appreciation Rights.

A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at the election of the Company, either cash or Common Stock in an amount determined in whole or in part by reference to the appreciation in the fair market value of a share of Common Stock from the date of grant until the date of exercise. SARs may be granted without regard to any option or other award under the Amended Plan or in conjunction with all or part of any option granted under the Amended Plan.

Other Stock-Based Awards.

Under the Amended Plan, the Compensation Committee has the right to grant other awards of Common Stock or awards otherwise based upon Common Stock or other property, including without limitation performance awards that may be paid in cash, Common Stock, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

Transferability

Except as authorized by the Compensation Committee or the prior approval of the Company’s Stockholders, no awards and no shares of Common Stock that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered other than by will, the laws of descent and distribution or a qualified domestic relations order. The Compensation Committee may provide in certain types of award for transfer to or for the benefit of the participant’s immediate family member, a family trust or any other entity established for the benefit of the participant or his or her immediate family member.

Change in Control

If provided in an award agreement, stock options and other awards granted to employees, non-employee directors, advisors and consultants under the Amended Plan may become exercisable upon the occurrence of a change in control as defined in the Amended Plan. Notwithstanding the foregoing, terms and conditions as may be set forth in an award agreement or determined by the Compensation Committee in its discretion may supercede the Amended Plan.

Termination of Employment

The Compensation Committee shall determine the period of time for which any awards under the Amended Plan will continue to be exercisable and the terms of exercise upon termination of a participant’s employment or service with the Company or its affiliate.

Administration

The Amended Plan shall be administered by the Compensation Committee or such other committee appointed by the Board. The Compensation Committee will select the employees of the Company and other persons who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Amended Plan and establish, amend and rescind any rules relating to the Amended Plan. The Compensation Committee may delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company.

Amendments

The Board of Directors may at any time terminate, amend or suspend the Amended Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of NASDAQ (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted). In addition, no action may be taken by the Board of Directors (except those described earlier under the heading “Adjustments”) without the approval of the stockholders if the amendment would (a) increase the number of shares that may be the subject of awards under the Amended Plan, (b) expand the types of awards available under the Amended Plan, (c) materially expand the class of persons eligible to participate in the Amended Plan, (d) amend the provision of the Plan that prohibits re-pricing of options, (e) increase the maximum permissible term of any option beyond seven years or (f) amend any provision establishing limitations on grants to individual participants.

Federal Income Tax Consequences

The following briefly summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.    A Participant will not have income upon the grant of an incentive stock option. Also, except as described below, a Participant will not have income upon exercise of an incentive stock option if the participant has been employed by Red Hat or its 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Red Hat.    There will be no tax consequences to Red Hat except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OTHER MATTERS

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders must comply with the procedures outlined in Rule 14a-8 of the Exchange Act, must be directed to: Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606, and must be received by February 27, 2007.

Proposals of stockholders intended to be presented at the Company’s 2007 Annual Meeting of Stockholders but that do not comply with the requirements for inclusion in the Company’s proxy materials (as described in the first paragraph of this section) must be received by the Company’s Corporate Secretary at the Company’s principal executive offices no later than the close of business on February 27, 2007 nor earlier than the close of business on January 26, 2007. For each stockholder proposal that properly comes before the 2007 Annual Meeting of Stockholders in the manner described in this paragraph, the shares represented by all proxies received by the Board of Directors for the 2007 Annual Meeting of Stockholders will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on the Company’s review of the copies of such filings received by the Company with respect to the fiscal year ended February 28, 2006, the Company believes that all filings required to be made by Reporting Persons in the fiscal year ended February 28, 2006 were timely made, with the following exception: Mr. Pinchev sold 6,250 shares of Common Stock on February 13, 2006, which transaction was reported on a Form 4 filed on February 16, 2006.

Method of Holding Shares

Most Red Hat stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with Red Hat’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Red Hat. As the stockholder of record, you have the right to grant your voting proxy directly to Red Hat or to a third party, or to vote in person at the Annual Meeting. Red Hat has enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions to you for use in directing the broker, trustee or nominee how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal and adequate proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Householding

Red Hat is delivering only one copy of this Proxy Statement to stockholders who share an address unless such stockholders have notified Red Hat of the desire to receive multiple copies of the Proxy Statement. This practice is commonly referred to as “householding.”

Upon oral or written request, Red Hat will promptly deliver a separate copy of the Proxy Statement to any stockholder who shares an address with another stockholder to which address only one copy was mailed. Requests for additional copies should be directed to our Investor Relations department, by telephone at 919-754-3700 or by mail to Investor Relations, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.

Stockholders sharing an address and currently receiving multiple copies of the Proxy Statement may request delivery of only a single copy of the Proxy Statement to such address in the future by contacting our Investor Relations department by telephone at 919-754-3700 or mail to Investor Relations, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.

Appendix A

RED HAT, INC.

AUDIT COMMITTEE CHARTER

Adopted December 22, 2003, as amended June 1, 2006

A. Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

1.	the integrity of the Company’s financial statements;

2.	the Company’s compliance with legal and regulatory requirements;

3.	the independent auditor’s qualifications and independence; and

4.	the performance of the Company’s internal financial, accounting and reporting controls and processes and independent auditors.

B. Structure and Membership

1. Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

2. Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be “independent” as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be a “financial expert” (as defined by applicable SEC rules).

4. Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote. The Board of Directors may appoint the Chair of the Audit Committee upon the recommendation of the Nominating and Corporate Governance Committee.

5. Compensation.    The compensation of Audit Committee members shall be determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than director’s fees.

6. Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

1. General.    The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

2. Oversight of Independent Auditors

a. Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

b. Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1 and shall confirm that the Chief Executive Officer, Controller, Chief Financial Officer and Chief Accounting Officer, or anyone holding an equivalent position, has not been employed by the Company’s independent auditors during the one-year period preceding the audit. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

c. Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

d. Preapproval of Services.    The Audit Committee shall preapprove all audit services, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that the de minimis non-audit services may instead be approved in accordance with the applicable SEC rules.

e. Oversight.    The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

i. critical accounting policies and practices;

ii. alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

iii. other material written communications between the independent auditor and Company management.

3. Review of Audited Financial Statements

a. Review and Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

b. Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

c. Audit Committee Report.    The Audit Committee shall prepare for inclusion where necessary, in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 or Regulation S-K.

4. Review of Other Financial Disclosures

a. Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable accounting standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

b. Quarterly Financial Statements.    The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

c. Earnings Release and Other Financial Information.    The Audit Committee shall review and discuss the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP information) prior to the making of any such releases.

5. Controls and Procedures

a. Oversight.    The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

b. Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

c. Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

d. Annual Self-Evaluation.    At least annually, the Audit Committee shall evaluate its own performance.

e. Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

f. Internal Auditor.    The Audit Committee shall coordinate the Board’s oversight of the performance of the Company’s internal audit function.

g. Risk Management.    The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

D. Procedures and Administration

1. Meetings.    The Audit Committee shall meet in person or telephonically as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. At least quarterly, the Audit Committee shall meet separately with: (i) the independent auditor; and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member) as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

4. Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors.    The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matter within the scope of its responsibilities, as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

Red Hat, Inc.

2006 PERFORMANCE COMPENSATION PLAN

Red Hat, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2006 Performance Compensation Plan (the “Plan”) to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1. PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its Affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers.

2. DEFINITIONS

2.1. “Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.2. “Board” shall mean the board of directors of the Company.

2.3. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.4. “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

2.5. “Disability” shall mean any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Affiliates.

2.6. “Participant” shall mean the Company’s Chief Executive Officer and each executive officer of the Company selected by the Committee pursuant to Section 4.1 to participate in this Plan.

2.7. “Performance Award” shall mean an award under the Plan which shall be subject to the achievement of one or more objective Performance Goals established by the Committee.

2.8. “Performance Goal” shall mean the attainment of specified levels of one or any combination of the following: revenue growth, net revenues, gross margins, net margins, operating income, pre-tax income, after-tax income, net income, net earnings, EPS (basic and diluted), earnings before taxes, earnings before interest and taxes, EBITDA, return on invested capital, return on equity, return on assets, economic value added, (or an equivalent metric), cash flow from operations, cash flow per share, changes in deferred revenues, share price performance, total shareholder return, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic and operational initiatives, market share, gross profits, comparisons with various stock market indices, and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects. Performance Goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies.

2.9. “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish, provided no Performance Period shall be more than five years in length.

3. ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility. The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate selected by the Committee to participate in the Plan (each, a “Participant”).

3.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Performance Awards may from time to time be granted hereunder; (ii) establish Performance Goals and determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Performance Award in compliance with the requirements of Code section 162(m); (iii) determine whether a Performance Goal or Performance Award should be adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the U.S. Securities and Exchange Commission; (iv) determine the time when Performance Awards will be granted and paid and the Performance Period to which they relate; (v) certify the achievement of the Performance Goals underlying the Performance Award and the amount of the Performance Award payable to each Participant in respect of each Performance Period; (vi) determine whether payment of Performance Awards may be deferred by Participants; (vii) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Company’s securities are listed or qualified for trading), including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan.

4. AWARDS

4.1. Performance Period. Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods, determine the Participants for such Performance Periods, determine Performance Goals and the amount of each Performance Award.

4.2. Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period, the Committee shall certify, in writing, the attainment of the Performance Goal and the amount of the Performance Award achieved for each Participant for such Performance Period.

4.3. Limitations on Grants to Individual Participants. No Participant may be granted Performance Awards that are denominated in shares of the Company’s common stock in any 12-month period with respect to more than 1,000,000 shares. In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards that are valued in cash or in property other than shares is $10,000,000.

4.4. Payment of Awards. Performance Awards determined by the Committee for a Performance Period shall be paid in cash or, to the extent provided in such plan, share awards under a shareholder-approved stock plan of the Company. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends.

4.5. Commencement or Termination of Employment. If a person becomes a Participant during a Performance Period (whether through promotion or commencement of employment) or if a person who otherwise would have been a Participant dies, retires or is Disabled, or if the person’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period.

4.6. Adjustments. The Committee may adjust downwards, but not upwards, the amount payable pursuant to a Performance Award, and the Committee may not waive the achievement of the applicable Performance Goals, except in the case of death or Disability of the Participant.

5. MISCELLANEOUS

5.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards.

5.3. Tax Withholding. The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4. Right of Discharge Reserved; Claims to Awards. Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.6. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.9. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation and deferred compensation if permitted by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.10. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.11. Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally and voting at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

5.12. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix C

RED HAT, INC.

2004 LONG-TERM INCENTIVE PLAN

As Amended and Restated Effective             , 2006

Red Hat, Inc., a corporation existing under the laws of the State of Delaware (the “Company”), hereby amends and restates its the 2004 Long-Term Incentive Plan (the “Plan”) effective             , 2006 (the “Amendment Effective Date”).

1. PURPOSE OF THE PLAN

1.1. Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1. “Acquired Plans” shall mean the Red Hat, Inc. 1999 Stock Option and Incentive Plan (as amended and restated July 12, 2000), the Red Hat, Inc. 1998 Stock Option Plan, the Akopia, Inc. 2000 Stock Plan, the Bluecurve, Inc. 1996 Stock Plan, the Community Connexion 1996 Stock Option Plan, the C2Net Software, Inc. 1998 Stock Option Plan, the C2Net Software, Inc. 2000 Stock Option Plan, the Cygnus Solutions 1995 Stock Plan, the Cygnus Solutions 1997 Stock Plan, the Cygnus Solutions 1998 Executive Stock Plan, the Planning Technologies, Inc. Stock Incentive Plan, the Wirespeed Communications Stock Option Plan (as amended July 12, 2000), the Sistina Software, Inc. 1997 Omnibus Stock Plan, the JBoss, Inc. Second Amended and Restated 2004 Stock Option and Incentive Plan, and any other plans of any company acquired by the Company or any Subsidiary or which the Company or any Subsidiary combines.

2.2. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.3. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent, Other Stock-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5. “Board” shall mean the board of directors of the Company.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.

2.7. “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ stock market.

2.8. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.9. “Director” shall mean a non-employee member of the Board.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.11. “Employee” shall mean any employee (including an officer) of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any other natural person, including a consultant or advisor, who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto. All citations to Sections of the Exchange Act are to such Sections as they may from time to time be amended or renumbered.

2.13. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the Nasdaq Stock Market (“Nasdaq”) on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on Nasdaq, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.14. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1(a).

2.15. “Incentive Stock Option” shall mean an Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code.

2.16. “Limitations” shall have the meaning set forth in Section 10.

2.17. “Nonstatutory Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

2.18. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19. “Option Proceeds” shall mean the cash actually received by the Company for the option price in connection with the exercise of Options or options granted under the Acquired Plans that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options or options granted under the Acquired Plans, which tax benefit shall be determined by multiplying (a) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise. With respect to Options or options granted under the Acquired Plans, to the extent that a Participant pays the option price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

2.20. “Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.21. “Participant” shall mean an Employee or Director to whom the Committee has granted an Award under the Plan.

2.22. “Payee” shall have the meaning set forth in Section 13.1.

2.23. “Performance Award” shall mean any performance award granted pursuant to Section 9 and, if applicable, the Company’s 2006 Performance Compensation Plan.

2.24. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.27. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.28. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.29. “Share” shall mean a share of common stock of the Company, par value $.0001 per share.

2.30. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.31. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1(b).

3. SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to adjustment as provided in this Section 3.1 and in Section 12.2, a total of 13,000,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan. Upon approval of the Plan by the stockholders of the Company, no further grants may be made under the Acquired Plans, but Shares subject to awards granted under the Acquired Plans may become again available for Awards under the Plan, in addition to the number of Shares specified immediately above, pursuant to paragraph (c) below. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one-and-six-tenths (1.6) Shares for every one (1) Share granted.

(b) The maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 8,000,000.

(c) If any Shares subject to an Award or to an award under the Acquired Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Acquired Plans does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, or non-issuance, again be available for Awards under the Plan. Shares that again become available for grant pursuant to this paragraph (c) shall be added back at the equivalency in effect at the time the Award is forfeited, expires, terminates or results in a non-issuance of Shares.

(d) Shares tendered or withheld in exercise of an Award or to satisfy tax withholding obligations shall not again be available for Awards under the Plan.

(e) Shares subject to SARs that are not issued in connection with the settlement of such SARs, and Shares reacquired by the Company on the open market using Option Proceeds shall not again be available for Awards under the Plan.

(f) Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration.

(a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any shareholder and any Employee or any Affiliate.

(d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, including the rules and regulations of Nasdaq or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company.

(e) The Committee shall specifically administer any plan, and review and approve any program or arrangement pursuant to which a Non-Employee Director is granted an Award under the Plan.

5. OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option. In the absence of designation as an Incentive Stock Option, an Option will be a Nonstatutory Stock Option.

5.2. Incentive Stock Options. An Option that the Board intends to be an Incentive Stock Option shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board or Committee.

5.3. Award Agreements. All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.4. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of Nasdaq, without shareholder approval.

5.5. Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall, except in the event of death or disability, be exercisable after (i) with respect to Options granted prior to the Amendment Effective Date, the expiration of ten years from the date the Option is granted or (ii) with respect to Options granted on and after the Amendment Effective Date, the expiration of seven years from the date the Option is granted.

5.6. Minimum Vesting Period. Except with respect to Substitute Awards and grants to Directors or in other limited situations as determined by the Committee (including termination of employment, a Change in Control referred to in Section 11, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation), Options subject solely to future service requirements shall have a vesting period of not less than one year from date of grant. Notwithstanding the foregoing, Options granted under the Plan in lieu of earned, but unpaid, cash compensation shall not be subject to this Section 5.6.

5.7. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award

Agreement) as to all or part of the Shares covered thereby, by the giving of written, telephonic, or electronic notice of exercise to the Company or its designated agent pursuant to rules and procedures established by the Committee for this purpose, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period specified by the Committee for the purposes of avoiding accounting charges against the Company’s earnings, as applicable), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement; (f) as provided by the Committee, cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (g) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options will not be exercisable before the expiration of one year from the date the Option is granted.

5.8. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights alone or in tandem with other Awards (including Options), in each case upon such terms and conditions, not inconsistent with the Plan, as the Committee may establish. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(a) Stock Appreciation Rights granted without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”) shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant (except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2) (ii) a term not greater than seven years, and (iii) a vesting schedule not less than one year from the date of grant, except for Substitute Awards or under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant. Upon the exercise of a Freestanding Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant.

(b) Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (a “Tandem Stock Appreciation Right”). Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option if there would be no adverse tax consequences under Section 409A of the Code. Upon the exercise of a Tandem Stock Appreciation Right, the holder shall have the right to receive (i) the excess of the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the related Option exercise price. Any Tandem Stock Appreciation Right may be exercised only when the related

Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Tandem Stock Appreciation Rights shall terminate and no longer be exercisable upon and to the extent of the termination or exercise of the related Option; provided that, unless the Committee otherwise determines at or after the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not terminate until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(c) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(d) The Committee shall determine in its sole discretion whether payment upon the exercise of a Stock Appreciation Right, shall be made in cash, in whole Shares or other property, or any combination thereof. If payment will be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional Shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

(e) Other than pursuant to Section 12.2, the Committee shall not be permitted to (i) lower the exercise price per Share of a Stock Appreciation Right after it is granted, (ii) cancel a Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of Nasdaq, without shareholder approval.

7. RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award”, respectively). A Restricted Stock Award or Restricted Stock Unit Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Any Shares or any other property (other than cash) distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4. Minimum Vesting Period. Restricted Stock Awards and Restricted Stock Unit Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting vesting of up to one-third of the Award after one year with the remainder vesting on a pro-rata basis over the remainder of the Restriction Period). Restricted Stock Awards and Restricted Stock Unit Awards that are: (a) granted after the Amendment Effective Date, and (b) subject in whole or in part to performance based vesting requirements, shall have a Restriction Period of not less than one year. The Committee may, in its discretion either at the time of grant or at some later date, waive the minimum vesting periods imposed collectively by this Section 7.4 and Section 8.2 below with respect to an aggregate of 5% of the total shares authorized for issuance under this Plan in certain limited circumstances determined in the sole discretion of the Committee. Notwithstanding the foregoing, Substitute Awards, as well as Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan in lieu of previously earned, but unpaid, cash compensation, shall not be subject to this Section 7.4.

8. OTHER STOCK-BASED AWARDS

8.1. Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards shall be paid only in Shares. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

8.2. Minimum Vesting Period. Other Stock-Based Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting vesting of up to one-third of the Award after one year with the remainder vesting on a pro-rata basis over the remainder of the Restriction Period). Other Stock-Based Awards that are: (a) granted after the Amendment Effective Date, and (b) subject in whole or in part to performance based vesting requirements, shall have a Restriction Period of not less than one year. Other Stock-Based Awards representing solely the right to receive shares of Common Stock at some future date specified by the Committee (the “Deferral Period”) shall have a Deferral Period of not less than three years from the date of grant. The Committee may, in its discretion either at the time of grant or at some later date, waive the minimum vesting periods imposed collectively by this Section 8.2 and Section 7.4 above with respect to an aggregate of 5% of the total shares authorized for issuance under this Plan in certain limited circumstances determined in the sole discretion of the Committee. Notwithstanding the foregoing, Other Stock-Based Awards granted under the Plan in lieu of previously earned, but unpaid, cash compensation shall not be subject to this Section 8.2.

8.3. Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

9. PERFORMANCE AWARDS

Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a performance period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant performance period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each performance period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis. Performance Awards (other than Options, Freestanding Stock Appreciation Rights or Option/Tandem Stock Appreciation Rights) designed to satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code shall be subject to this Plan and the Company’s 2006 Performance Compensation Plan (or any successor plan thereto).

10. CODE SECTION 162(m) PROVISIONS

Limits. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options, Freestanding Stock Appreciation Rights, or Option/Tandem Stock Appreciation Rights during any 12-month period with respect to more than two million (2,000,000) Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares in any 12-month period with respect to more than one million (1,000,000) Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards that are valued with reference to property other than Shares is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations. The per-Participant limit described in this Section 10 shall be construed and applied consistently with Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

11. CHANGE IN CONTROL PROVISIONS

11.1. Impact of Change in Control on Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards. Notwithstanding any other provision of the Plan, The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change in Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall become exercisable in full or part, (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock Awards and Restricted Stock Unit Awards become free of all restrictions and limitations and become vested, and (c) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award, including but not limited to a condition that such treatment will apply only if the Participant remains employed on the effective date of the Change in Control or has incurred an involuntary termination of employment without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.2. Assumption of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, and Other Stock-Based Awards Upon Change in Control. In the event of a Change in Control, the successor company may assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination of a Participant’s employment without cause in such successor company within the period of up to 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1 above.

11.3. Impact of Change in Control on Performance Awards. The terms of any Performance Award may provide in the Award Agreement evidencing the Performance Award that, upon a Change in Control of the Company (as that term may be defined therein),

(a) a pro rata portion of Performance Awards shall be considered to be earned and payable based on the portion of the Performance Period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance, and

(b) the remaining portion of Performance Awards shall be assumed, converted or replaced with restricted stock in the successor company’s shares (if the Award is valued by reference to a designated number of Shares) or restricted deferred compensation (for other Awards) based on the portion of the performance period not yet completed and based on target performance. Such assumed, converted or replaced portion of the Performance Award shall be restricted for the remainder of the performance period or vesting period, as applicable. If the successor company does not assume, convert or replace the remaining portion of the Performance Award as described in this Section 11.3(b), the full award shall be considered earned and payable upon consummation of the Change in Control. Notwithstanding the foregoing, the Award Agreement for a Performance Award may provide that in the event of an involuntary termination of the Participant’s employment with the Company or any Affiliate without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control and/or in the event of an involuntary termination of the Participant’s employment without cause in such successor company within the period of up to 24 months following such Change in Control, the vesting of the restricted stock or restricted deferred compensation, as applicable, held by such Participant at the time of the Change in Control shall be accelerated.

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of Nasdaq or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) effect an amendment for which shareholder approval is required under Section 422 of the Code, (e) amend any provision of Sections 5.4, 6.1(a)(i) or 6.1(e), (f) increase the maximum permissible term of any Option specified by Section 5.5, or (g) amend any provision of Section 10. In addition, no amendments to, or termination of, the Plan shall in any way materially impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Awards shall not, without the prior approval of the holders of a majority of the shares entitled to vote and voting at a duly constituted meeting of the shareholders of the Company, be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative; provided, however, that the Committee may permit or provide in an Award, other than an Incentive Stock Option for the transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Shares subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

12.6. Past Performance. Notwithstanding any other provision of the Plan to the contrary, the Committee may issue fully vested Awards in lieu of previously earned, but unpaid, cash compensation.

13. MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company.

13.5. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distributions or the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, and the applicable requirements of any securities exchange or similar entity.

13.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9. Construction. All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdictions other than those of the State of Delaware.

13.12. Effective Date of Plan; Termination of Plan. The Plan became effective on September 21, 2004, the date that the Plan was first approved by the shareholders of the Company. Awards may be granted under the Plan at any time and from time to time on or prior to September 21, 2014, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country. The Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

13.14. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee.

13.15. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix D

RED HAT, INC.

Annual Meeting of Stockholders to be held on August 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Michael R. Cunningham and Charles E. Peters, Jr. and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Red Hat, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on August 17, 2006, at 11:00 a.m. local time, at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 27, 2006, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES FOR DIRECTOR, THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, APPROVAL OF THE 2006 PERFORMANCE COMPENSATION PLAN AND APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2004 LONG-TERM INCENTIVE PLAN.

1.	To elect two members to the Board of Directors, each to serve for a three-year term as a Class I Director:

NOMINEES:    Dr. W. Steve Albrecht     Dr. Marye Anne Fox

FOR ALL (EXCEPT AS NOTED BELOW) ☐                 WITHHOLD FOR ALL ☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL (EXCEPT AS NOTED BELOW)” and write that nominee’s name in the space below.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending February 28, 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the Company’s 2006 Performance Compensation Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
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Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

________________________________________	________________________________________
Signature of Stockholder	Signature if held jointly

Date: , 2006

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR OTHERWISE PROVIDE YOUR PROXY BY TELEPHONE OR THE INTERNET.

I/We will attend the meeting. YES    ☐    NO    ☐